Exhibit 99.3

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

Contents	Page

Unaudited Pro Forma Condensed Combined Balance Sheet	1

Unaudited Pro Forma Condensed Combined Statement of Operations	2

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	4 to 8

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(Stated in US Dollars)

	PLAG	AHAS	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$1,467,025	$35,544	$-	$1,502,570
Restricted Cash	-	252,578	-	252,578
Trade receivables, net	1,669,689	749,658	-	2,419,347
Note receivable	15,218	195,046	-	210,264
Inventories	3,532,651	3,236,008	-	6,768,660
Advances and prepayments to suppliers	7,166,576	172,220	-	7,338,796
Other receivables and other current assets	5,117,028	1,221,595	-	6,338,623
Related party receivable	1,885,289	2,500,117	-	4,385,406
Total current assets	$20,853,476	$8,362,767	$-	$29,216,243

Non-current assets
Plant and equipment, net	17,067,974	4,036,649	-	21,104,623
Intangible assets, net	3,609,212	635,738	-	4,244,951
Construction in progress, net	2,148,130	-	-	2,148,130
Deferred tax assets	1,137,163	-	-	1,137,163
Goodwill	6,455,321	-	10,263,937	16,719,258
Right-of-use assets	871,949	-	-	871,949
Total Assets	$52,143,225	$13,035,154	$10,263,937	$75,442,316

Liabilities and Stockholders’ Equity
Current liabilities
Short-term bank loans	$4,260,953	$3,735,614	$-	$7,996,567
Accounts payable	1,826,563	1,966,099	-	3,792,663
Taxes payable	66,866	27,685	-	94,552
Accrued liabilities and other payables	4,355,036	426,122	-	4,781,158
Customers deposits	863,687	3,449,087	-	4,312,775
Related party payable	1,380,096	2,639,938	-	4,020,034
Lease payable-current portion	408,731	-	-	408,731
Deferred income	84,702	-	-	84,702
Total current liabilities	$13,246,634	$12,244,546	$-	$25,491,180

Lease payable- non-current	$428,146	$-	$-	$428,146
Long-term payables	281,215	-	-	281,215
Total Liabilities	$13,955,996	$12,244,546	$-	$26,200,542

Stockholders’ Equity
Paid in capital	$-	$3,045,776	$(3,045,776)	$-
Preferred Stock, $0.001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	-	-	-	-
Common Stock, $0.001 par value, 200,000,000 shares authorized; 24,809,930 and 11,809,930 shares issued and outstanding as of March 31, 2021 and December 31, 2020 respectively	20,010	-	4,800	24,810
Additional paid-in capital	115,216,160	-	9,546,368	124,762,528
Accumulated deficit	(85,720,360)	(2,246,057)	-	(87,966,417)
Accumulated other comprehensive income	6,526,680	(9,111)	-	6,517,569
Non-controlling interests	2,144,739	-	3,758,545	5,903,285
Total Stockholders’ Equity	$38,187,229	$790,608	$10,263,937	49,241,775
Total Liabilities and Stockholders’ Equity	$52,143,225	$13,035,154	$10,263,937	$75,442,316

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2021

(Stated in US Dollars)

	PLAG	AHAS	Adjustments	Combined

Net revenues	$2,236,144	$2,344,990	$-	$4,581,134
Cost of revenues	2,030,575	1,995,816	-	3,992,291
Gross profit	205,569	349,174	-	8,573,425

Operating expenses:
Selling and marketing expenses	224,519	74,394	-	298,914
General and administrative expenses	1,562,213	278,208	-	1,874,520
Total operating expenses	1,786,732	352,602	-	2,173,434

Operating loss	(1,581,163)	(3,428)	-	(1,584,591)

Other income (expenses):
Interest income (expense), net	(109,502)	(5,979)	-	(115,481)
Other income	199,475	31,473	-	230,948
Other expenses	(126)	(30,504)	-	(30,630)
Total other (expenses) income	89,847	(5,010)	-	84,837

(Loss) income before income taxes	(1,491,316)	(8,437)	-	(1,499,753)

Provision for income taxes	-	-	-	-

Net (loss) income	(1,491,316)	(8,437)	-	(1,499,753)

Loss attributed to:
Non-controlling interest	(102,853)	-	(2,869)	-
Common shareholders	$(1,388,463)	$(8,437)	$2,869	$(1,394,032)

Loss per share attributed to common shareholders
Basic and diluted	-	-	-	(0.06)
Basic and diluted weight average shares outstanding	-	-	-	24,809,930

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the years ended December 31, 2020

(Stated in US Dollars)

	PLAG	AHAS	Adjustments	Combined

Net revenues	$3,638,801	$7,946,862	$-	$11,585,663
Cost of revenues	2,369,736	6,147,192	-	8,516,928
Gross profit	1,269,065	1,799,670	-	3,068,735

Operating expenses:
Selling and marketing expenses	160,109	320,983	-	481,092
General and administrative expenses	3,896,489	1,984,933	-	5,881,422
Total operating expenses	4,056,598	2,305,916	-	6,362,514

Operating loss	(2,787,533)	(506,246)	-	(3,293,779)

Other income (expenses):
Interest income (expense), net	(23,407)	(168,571)	-	(191,978)
Other income(expenses), net.	27,318	93,534	-	120,852
Impairment of goodwill	(2,339,829)	-	-	(2,339,829)
Write off receivables from disposal of former subsidiaries	(6,078,623)	-	-	(6,078,623)
Total other (expenses) income	(8,414,541)	(75,037)	-	(8,489,578)

Income (loss) from continuing operations	(11,202,074)	(581,283)	-	(11,783,357)

Income (loss) from discontinued operations	150,911	-	-	150,911

Net (loss) income	(11,051,163)	(581,283)	-	(11,632,446)

Loss attributed to:
Non-controlling interest	-	-	(197,636)	(197,636)
Common shareholders	$(11,051,163)	$(581,283)	$197,636	$(11,434,810)

Loss per share attributed to common shareholders
Basic and diluted	-	-	-	(0.69)
Basic and diluted weight average shares outstanding	-	-	-	16,609,930

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Anhui Ansheng Petrochemical Equipment Co., Ltd. (“Ansheng” or “the Company”) was incorporated under the laws of the People’s Republic of China (“China” or ‘PRC”) on May 22, 2012. Anhui Ansheng Petrochemical Equipment Co., Ltd is an engineering company specializing in manufacturing steel tanks like refinery pressure vessels, low temperature & cryogenic storage facilities, and elevated water storage tanks. The Company provides a wide range of master products, including barrier and explosion-proof skid-mounted refueling devices, SF double-layer buried oil storage tank. Our business is aligned into three business units: Barrier and explosion-proof skid-mounted refueling device division, LNG cryogenic device division, and SF double-layer oil tank division.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

This pro forma condensed combined financial statements, including the accompanying notes and related disclosures, has been prepared on an as-if basis, assuming that the takeover transaction between the Company and Ansheng has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. The Ansheng’s acquisition is accounted for under the acquisition method of accounting. Actual results incorporated results may have differed from those presented herein.

The adjustments described in the following footnotes are intended to reflect the impact of the Ansheng’s acquisition on PLAG on a pro forma basis. These include pro forma adjustments for preliminary valuations of certain tangible and intangible assets by PLAG management as of the acquisition date on July 15, 2021. The unaudited pro forma condensed combined operations statements for the three months ended March 31, 2021 and the twelve months ended December 31, 2020, giving effect to the Ansheng’s acquisition as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Ansheng’s acquisition as if it had occurred on March 31, 2021. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. The accompanying unaudited pro forma condensed combined financial statements are shown for illustrative purposes only.

These unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Basis of pro forma condensed combined financial statements

These pro forma condensed combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

	Place of	Attributable equity	Registered
Name of Company	incorporation	interest %	capital
Planet Green Holdings Corporation	British Virgin Islands	100	$10,000
Lucky Sky Planet Green Holdings Co., Limited (H.K.)	Hong Kong	100	1
Jiayi Technologies (Xianning) Co., Ltd.	PRC	100	2,000,000
Fast Approach Inc.	Canada	100	79
Shanghai Shuning Advertising Co., Ltd. (a subsidiary of FAST)	PRC	100	-
Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd.	PRC	VIE	4,710,254
Xianning Bozhuang Tea Products Co., Ltd.	PRC	VIE	6,277,922
Jilin Chuangyuan Chemical Co., Ltd	PRC	VIE	9,280,493
Anhui Ansheng Petrochemical Equipment Co., Ltd.	PRC	VIE	3,045,776

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying consolidated financial statements. Ownership interests of subsidiaries that the Company does not wholly-own are accounted for as non-controlling interests.

On May 18, 2018, the Company incorporated Planet Green Holdings Corporation, a limited company incorporated in the British Virgin Islands. On September 28, 2018, Planet Green BVI acquired JianShi Technology Holding Limited, a limited company incorporated in Hong Kong on February 21, 2012, and Shanghai Xunyang Internet Tech Co., Ltd., a wholly-owned foreign entity incorporated in Shanghai, PRC, on August 29, 2012 (“Shanghai Xunyang”).

On August 12, 2019, through Lucky Sky Holdings Corporations (H.K.) Limited, formerly known as JianShi Technology Holding Limited, Company established Lucky Sky Petrochemical Technology (Xianning) Co., Ltd., a wholly foreign-owned enterprise incorporated in Xianning City, Hubei Province, China.

On December 20, 2019, The Lucky Sky Holdings Corporations (H.K.) Limited sold 100% of equity interest in Shanghai Xunyang.

On May 29, 2020, the Planet Green Holdings Corporation (BVI) incorporated Lucky Sky Planet Green Holdings Co., Limited, a limited company incorporated in Hong Kong.

On June 5, 2020, the Planet Green Holdings Corporation (BVI) acquired all of the outstanding equity interests of Fast Approach Inc. It was incorporated under Canada’s laws and the business of operation of a demand-side platform targeting the Chinese education market in North America.

On June 16, 2020, Lucky Sky Holdings Corporations (H.K.) transferred its 100% equity interest in Lucky Sky Petrochemical to Lucky Sky Planet Green Holdings Co., Limited (H.K.).

On August 10, 2020, Planet Green Holdings Corporation (BVI) transferred its 100% equity interest in Lucky Sky Holdings Corporations (H.K.) Limited to Rui Tang.

On December 9, 2020, Lucky Sky Petrochemical Technology (Xianning) Co., Ltd. changed its name to Jiayi Technologies (Xianning) Co., Ltd.

Consolidation of Variable Interest Entity

Variable Interest Entities (“VIEs”) lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. Any VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the VIE’s risks and rewards. Management makes ongoing reassessments of whether the Company is the primary beneficiary.

On May 9, 2019, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Xianning Bozhuang Tea Products Co., Ltd. (“Xianning Bozhuang”), a company incorporated in China engaging in the sale of tea products, and its shareholders (“Bozhuang Shareholders”). Under the Purchase Agreement, the Company issued an aggregate of 1,080,000 shares of its common stock to the Bozhuang Shareholders in exchange for Bozhuang Shareholders’ agreement to enter into. Their agreement to cause Xianning Bozhuang to enter into certain VIE Agreements with Shanghai Xunyang, through which Shanghai Xunyang shall have the right to control, manage and operate Xianning Bozhuang in return for a service fee approximately equal to 100% of Xianning Bozhuang’s net income (“Bozhuang Acquisition”). On May 14, 2019, Shanghai Xunyang entered into a series of VIE Agreements with Xianning Bozhuang and Bozhuang Shareholders. The VIE Agreements are designed to provide Shanghai Xunyang with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of Xianning Bozhuang, including absolute rights to control the management, operations, assets, property, and revenue of Xianning Bozhuang. The Bozhuang Acquisition closed on May 14, 2019. Starting on May 14, 2019, the Company’s business activities added the production line of green tea and black tea and sales of tea products, of which business activities are carried out in Xianning City, Hubei Province, China. The Company consolidated Xianning Bozhuang’s accounts as its VIE.

On December 20, 2019, through Lucky Sky Petrochemical Technology (Xianning) Co., Ltd. (“WFOE”), the Company entered into exclusive VIE agreements with Taishan Muren, Xianning Bozhuang and Shenzhen Lorain and their shareholders that give the Company the ability to substantially influence those companies’ daily operations and financial affairs and appoint their senior executives. On September 8, 2020, the Company’s Board of Directors resolved to discontinue the operation of Shenzhen Lorain and Taishan Muren due to the continued loss of such two subsidiaries. On September 15, 2020, Lucky Sky Petrochemical terminated the VIE agreements with Shenzhen Lorain and Taishan Muren. The Company has been considered the primary beneficiary of these operating companies and it consolidates their accounts as VIEs.

On January 4, 2021, the Company and Jiayi Technologies (Xianning) Co., Ltd. (the “Subsidiary”), a subsidiary of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd. (“Target”), and each of shareholders of the Target (collectively, the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Subsidiary agreed to effect an acquisition of the Target by acquiring from the Sellers 85% of the outstanding equity interests of the Target (the “Acquisition”). The target is engaged in researching, developing, manufacturing and selling products of ethanol fuel and fuel additives in China. On January 4, 2021, the Company closed the Acquisition.

On March 9, 2021, Planet Green Holdings Corp. (the “Company”) and Jiayi Technologies (Xianning) Co., Ltd. (the “Subsidiary”), a subsidiary of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Jilin Chuangyuan Chemical Co., Ltd. (“Target”). Each of shareholders of the Target (collectively, the “Sellers”), under which, among other things and subject to the terms and conditions contained therein, the subsidiary agreed to effect an acquisition of the Target by acquiring from the Sellers 75% of the outstanding equity interests of the Target (the “Acquisition”). The target is researching, developing, manufacturing formaldehyde, urea-formaldehyde adhesive, methylal, and clean fuel products and selling such products in China. On March 9, 2021, the Company closed the acquisition.

On July 15, 2021, Planet Green Holdings Corp. (the “Company”) and Jiayi Technologies (Xianning) Co., Ltd. (the “Subsidiary”), a subsidiary of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Anhui Ansheng Petrochemical Equipment Co., Ltd. (“Target”), and each of shareholders of the Target (collectively, the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Subsidiary agreed to effect an acquisition of the Target by acquiring from the Sellers 66% of the outstanding equity interests of the Target (the “Acquisition”). The target is engaged in researching, developing and manufacturing insulation type explosion-proof skid-mounted refueling equipment, LNG cryogenic equipment and SF double deck oil storage tank and selling such products in China. On July 16, 2021, the Company closed the Acquisition.

Pursuant to the Share Exchange Agreement, in exchange for the acquisition of 66% of the outstanding equity interests of Target, the Company issued an aggregate of 4,800,000 shares of common stock, par value $0.001 per share, of the Company (the “Exchange Shares”) to the Sellers. At the closing of the Acquisition, the Company entered into a lock-up agreement with the Sellers with respect to the Exchange Shares, pursuant to which the Sellers agreed, subject to certain exceptions, not to transfer the Exchange Shares, or publicly disclose the intention to do so, from the closing of the Acquisition until the first anniversary of the closing (the “Lock-Up Agreement”).

Uses of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statements’ date. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar under ASC 830, “Foreign Currency Matters.”

The reporting currency for the Company and its subsidiaries is the U.S. dollar. Fast Approach Inc. uses Canadian (CDN$) as its functional currency, its subsidiary, Shanghai Shuning Advertising Co., Ltd., Jilin Chuangyuan Chemical Co., Ltd. Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd., Anhui Ansheng Petrochemical Equipment Co., Ltd and Xianning Bozhuang Tea Products Co., Ltd. uses the Chinese Renminbi (RMB) as its functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period,

●	Nonmonetary assets and liabilities at historical rates, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses from these re-measurements were not significant and have been included in the Company’s operations results.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date,

●	Equities at the historical rate, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are included in accumulated other comprehensive income in stockholders’ equity.

	03/31/2021	12/31/2020
Period-end US$: CDN$ exchange rate	1.2624	1.2754
Period-end US$: RMB exchange rate	6.5713	6.5326
Period average US$: CDN$ exchange rate	1.2658	1.3409
Period average US$: RMB exchange rate	6.4844	6.8996

The RMB is not freely convertible into foreign currency, and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in the translation.

3. PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to Ansheng’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values. Pro forma adjustments are also necessary to appropriately reflect the amortization expense related to the estimated identifiable intangible assets, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, and the income tax effect related to the pro forma adjustments.

There were no significant intercompany balances and transactions between PLAG and Ansheng at the dates and for the period of these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the Ansheng’s acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations. Besides, Ansheng may incur significant expenses for business development and expansion upon consummation of the Ansheng’s acquisition or in subsequent quarters recorded as an expense in the consolidated statement of operations in the period in which they are incurred.

Entry No.	Description	Dr.	Cr.
1	Paid in Capital	3,045,776
2	Additional paid-in capital		9,546,368
3	Goodwill	10,263,937
4	Common stock		4,800
5	Non-controlling interest		3,758,545

Issuance of shares under share exchange agreement for Ansheng acquisition